EXHIBIT 99.1

 For Further Information Contact:
 Steve Khoshabe, President & Chief Executive Officer, United Financial Mortgage Corp., 815 Commerce Drive, Suite 100, Oak Brook, IL 60523,
 (630) 571-7222, Fax: (630) 571-2623, sk@ufmc.com

 Dave Gentry, Aurelius Consulting Group, Inc., Maitland City Plaza, 225 S. Swoope Avenue, Suite 214, Maitland, FL 32751,
 (407) 644-4256, Fax: (407) 644-0758, dave@aurcg.com


 FOR IMMEDIATE RELEASE:


   United Financial Mortgage Corp. and Admiral Asset Group, Inc. Enter into
                              Strategic Alliance

   * UFM to be exclusive provider of mortgage banking products for Admiral Asset's advertising campaign

 Oak Brook, IL, March 11, 2004 -- United Financial Mortgage Corp. (Amex:
 UFM or the "Company") today announced that it has entered into a strategic alliance with the Media Division of Admiral Asset Group, Inc. ("Admiral Asset"). The relationship calls for Admiral Asset to advertise UFM's mortgage products and services in some of UFM's largest markets under the United Financial Mortgage Corp. name. The campaign is expected to start in the middle of April.

 Irwin Berman, President and CEO of Admiral Asset commented "United Financial Mortgage brings a solid track record of providing customers with low rates and personalized service. Through this alliance, UFM will be able to take full advantage of our relationships with some of the most recognized names in print and broadcast media."

 Mr. Steve Khoshabe, President and Chief Executive Officer of UFM stated "We are very excited about our partnership with Admiral Asset and pleased that they have selected United Financial Mortgage as the exclusive provider of the mortgage products and services that they will be advertising. We believe that this campaign will begin to brand the United Financial Mortgage Corp. name and to bolster our loan origination efforts as well."

 Benefits for customers who choose home financing through Admiral Asset's advertising efforts include:

   * A dedicated staff of loan officers, who are experienced and extensively trained to understand the needs of borrowers;

   *  Top choice of products and services;

   * No-cost, no-obligation interest rate protection, subject to time limits; and

   * Streamlined Up-Front Approval, subject to satisfactory property review and no change in the borrower's financial condition.

 The seasoned, professional loan officers of United Financial Mortgage will be available and eager to assist customers at (866) 603-5363 (Lend).


 About Admiral Asset Group, Inc.

 Admiral Asset Group, Inc. is an independent specialized business services organization. Admiral Asset has or is developing interests in low cost advertising services, distressed real estate solutions, high loan to value stock and bond loans, expense management and reduction services, cost effective receivables factoring, barter transactions, and low cost teleconferencing and web conferencing services. Admiral Asset Group, Inc. is headquartered in New York City and operates nationwide with representatives in twelve states.


 About United Financial Mortgage Corp.

 United Financial Mortgage Corp. is an independent originator and servicer of residential and commercial mortgage loans. The Company is headquartered in Oak Brook, Illinois and has 36 offices in 14 states. For additional information, please visit the Company's web site at www.ufmc.com.


 This press release contains, and future oral and written statements may contain, forward-looking statements within the meaning of such term in the Private Securities Litigation Reform Act of 1995 with respect to the Company's business, financial condition, results of operations, plans, objectives and future performance. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. The forward-looking statements are subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, changes in demand for mortgage loans due to fluctuations in the real estate market, interest rates or the market in which the Company sells its mortgage loan; the negative impact of economic slowdowns or recessions; and other risks disclosed from time to time in the Company's SEC reports and filings.